Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Educational Development Corporation Employees 401(k) Plan

We consent to the incorporation by reference in Registration Statements No. 33-60188 and 333-100659 of Educational Development Corporation on Form S-8 of our report dated December 14, 2018, relating to the financial statements and supplemental schedules of Educational Development Corporation Employee 401(k) Plan, appearing in this Annual Report on Form 11-K/A of the Educational Development Corporation Employee 401(k) Plan for the year ended February 28, 2018.

\s\ HOGANTAYLOR LLP

Tulsa, Oklahoma

12/14/2018